SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         EMMIS BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

           Indiana                                           35-1542018
(State or other jurisdiction of                          (I.R.S.  Employer
incorporation or organization)                           Identification No.)

 950 North Meridian Street, suite 1200
        Indianapolis, Indiana                                   46204
(Address of principal executive offices)                      (Zip Code)

       Emmis Broadcasting Corporation Non-Employee Director Stock Option Plan
              Emmis Broadcasting Corporation 1995 Equity Incentive Plan
                             (Full title of the plans)

                                 Jeffrey H. Smulyan
                                      Chairman
                             Emmis Broadcasting Corporation
                         950 North Meridian Street, Suite 1200
                             Indianapolis, Indiana 46204
                       (Name and address of agent for service)

                                  (317) 266-0100
             (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed       Proposed
 Title of                                maximum        maximum
Securities                Amount         offering      aggregate    Amount of
  to be                   to be          price per      offering   registration
registered             registered (1)    share (2)        price         fee
-------------------------------------------------------------------------------
Class A Common Stock,
 par value $.01
 per share                150,000         $15.50      $2,325,000.00    $704.55

Class A Common Stock,
 par value $.01
 per share                 15,000         $16.00        $240,000.00    $ 72.73

Class A Common Stock,
 par value $.01
 per share                 15,000         $48.75        $731,250.00    $221.59

Class A Common Stock,
 par value $.01
 per share                 95,000         $44.81      $4,256,950.00  $1,289.98

Class B Common Stock,
 par value $.01
 per share (3)            500,000         $15.50      $7,750,000.00  $2,348.48

Class A Common Stock,
 par value $.01
 per share (4)            500,000           (4)             (4)          (4)
-------------------------------------------------------------------------------

(1) Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this registration Statement as provided in Rule 416.
(2) Determined pursuant to Rule 457(c) and (h) using established option price and average of reported high and low prices on October 22, 1996.
(3) These shares are immediately convertible at the option of the holder into Class A Common Stock and automatically converted upon sale or other transfer.
(4) These shares of Class A Common Stock are issuable without payment of additional consideration upon conversion of the Class B Common Stock registered hereunder either immediately by the holder or upon transfer. Pursuant to Rule 457(i), no additional fee is payable for registration of these shares.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, all of which are on file with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this registration statement:

   (a) The Annual Report on Form 10-K for Emmis Broadcasting Corporation (the "Company") for the fiscal year ended February 29, 1996;

   (b) The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended May 31, 1996 and August 31, 1996;

   (c)      The Company's Proxy Statement dated May 24, 1996; and

   (d) The description of the Class A Common Stock of the Company contained in the Registration Statement on Form 10, File No. 0-23264, as amended, and in the Registration Statement on Form S-1, File No. 33-73218, as amended.

   All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

   For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Howard L. Schrott at the following address and telephone number: 950 North Meridian Street, Suite 1200, Indianapolis, Indiana 46204, (317) 266-0100.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Certain legal matters with respect to the Class A Common Stock offered hereby will be passed on for the Company by Bose McKinney & Evans, Indianapolis, Indiana. Ronald E. Elberger, a partner in Bose McKinney & Evans, is an officer of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification. The Company's
Amended and Restated Articles of Incorporation expressly require such indemnification.

   The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either
(A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

   The Company's Amended and Restated Articles of Incorporation generally provide that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL. The Amended and Restated Articles of Incorporation also provide such persons with certain rights to be paid by the Company the expenses incurred in defending proceedings in advance of their final disposition and authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Amended and Restated Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of Emmis Broadcasting Corporation, incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-1, File No. 33-73218, as amended.
4.2 Amended and Restated Bylaws of Emmis Broadcasting Corporation, incorporated by reference to Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q, for the fiscal period ended May 31, 1995.
5 Opinion and consent of Bose McKinney & Evans regarding the legality of the securities being registered.
15    Letter re: unaudited interim financial information.
23.1  Consent of Arthur Andersen LLP.
23.2  Consent of Bose McKinney & Evans (included in Exhibit 5).
24    Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

A.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrantwill, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on October 23, 1996.

                                                EMMIS BROADCASTING CORPORATION

                                                By:  /s/ Norman H. Gurwitz
                                                    --------------------------
                                                    Norman H. Gurwitz
                                                    Vice President, Corporate
                                                    Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 23, 1996, by the following persons in the capacities indicated.

        SIGNATURE                                  TITLE

     Jeffrey H. Smulyan*
     -----------------------        Director, Chairman of the Board and
     Jeffrey H. Smulyan             President (Principal Executive Officer)


     Doyle L. Rose*
      -----------------------       Director and Radio Division President
     Doyle L. Rose

     Richard A. Leventhal*
      -----------------------       Director
     Richard A. Leventhal

     Lawrence B. Sorrel*
      -----------------------       Director
     Lawrence B. Sorrel

     Susan B. Bayh*
      -----------------------       Director
     Susan B. Bayh

     Gary L. Kaseff*
      -----------------------       Director
     Gary L. Kaseff

     Howard L. Schrott*            Vice President, Chief Financial Officer
      -----------------------        and Treasurer
     Howard L. Schrott             (Principal Financial Officer and Principal
                                     Accounting Officer)

*By:   /s/ Norman H. Gurwitz
      -----------------------
           Norman H. Gurwitz
           Attorney-in-Fact